Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES CLOSING OF STRATEGIC INVESTMENT IN LEADING PROVIDER OF INTEGRATED AUDIO VISUAL SERVICES TO THE HOSPITALITY AND CORPORATE INDUSTRIES

DALLAS, November 1, 2017 — Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it has completed the acquisition of a controlling interest in a privately held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”) for approximately $9.2 million in cash, $4.3 million of Ashford common stock, and $9.5 million in assumed debt (excluding transaction costs, working capital adjustments, and contingent consideration).  After giving effect to the transaction, Ashford will own an approximately 85% interest in the common equity of J&S.  Existing management for J&S will remain in place and will be heavily incentivized to serve existing business and grow J&S.  Monroe Jost will retain the title of Chief Executive Officer.

J&S provides an integrated suite of audio visual services, including show & event services, hospitality services, creative services, and design & integration, making J&S a leading single-source solution for their clients’ meeting and event needs. J&S currently has multi-year contracts in place with approximately 55 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.  J&S currently has contracts in place with only two hotels owned by Ashford’s advised REIT platforms.  Ashford expects significant revenue and operational cost synergies with the addition of contracts between J&S and Ashford asset-managed hotels.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: changes in the business or operating prospects of J&S; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating J&S’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.